Exhibit 99.2

DATE:	December 28, 2005

TO:	All Media

FROM:	Standard Management
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry
Investor Relations
Phone: (317) 574-5221

Standard Management Corporation
Appoints Chief Financial Officer
(Indianapolis, Indiana) Standard Management Corporation (“Standard Management” or the “Company”) (NASDAQ:SMAN, SMANP) announced today the appointment of Michael B. Edwards, CPA, as Chief Financial Officer. Mr. Edwards has been with the company 3 1/2 years and has served as Interim CFO since June 1, 2005.
Ronald D. Hunter, Chairman, President, and Chief Executive Officer, stated, “Mr. Edwards has demonstrated an exceptional ability to direct the accounting process for our four new acquisitions since June 2005.” Mr. Hunter further stated, “Mr. Edwards’ accounting background and understanding of current Sarbanes-Oxley initiatives are vital for the company’s continued expansion as an acquirer of independent institutional pharmacies.” Mr. Edwards graduated from Indiana University in 1994 with an Accounting degree and received his CPA designation in 1997.
Standard Management is a national provider of pharmaceutical products and services to the health care industry.
Standard Management is a holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at (317) 574-5221 or via the Internet at www.SMAN.com.